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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  SYMBION, INC.

         The undersigned person, in order to form a corporation under the General Corporation Law of the State of Delaware (the "General Corporation Law"), adopts the following Certificate of Incorporation for such corporation:

         1. NAME. The name of the corporation is Symbion, Inc. (the "Corporation").

         2. REGISTERED OFFICE. The address of the registered office of the Corporation in Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The Corporation's registered agent at the registered office is Corporation Service Company.

         3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

         4.       CAPITAL STOCK.

                  (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 241,946,316, consisting of (i) 225,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and (ii) 16,946,316 shares of preferred stock, $.01 par value per share (the "Preferred Stock"), of which (x) 4,341,726 shall be shares of series A convertible preferred stock (the "Series A Preferred Stock"), (y) 2,604,590 shall be shares of series B convertible preferred stock (the "Series B Preferred Stock") and (z) 10,000,000 shall be undesignated shares of preferred stock.

                  (b) The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of shares of the Preferred Stock from time to time in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law.

                  (c) Except as otherwise provided in the provisions establishing a class of capital stock, the number of authorized shares of any class of capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of capital stock of the Corporation entitled to vote (voting together on an as-if-converted basis).

                  (d) The voting, dividend and liquidation rights of the holders of the Common Stock are subject to, and qualified by, the rights of the holders of Preferred Stock of any series as may be stated or expressed herein or designated by the Board of Directors upon any issuance of Preferred Stock of any series.

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                  (e)      The holders of the Common Stock are entitled to one
vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

                  (f) Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, subject, however, to any preferential or any other dividend rights of any then outstanding series of Preferred Stock.

         5. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Preferred Stock or Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         6. PREEMPTIVE RIGHTS. The stockholders of the Corporation shall not have preemptive rights except as granted by the Corporation pursuant to written agreements.

         7. LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of the foregoing by the stockholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. Until the foregoing provisions become effective, the liability of the directors shall be limited to the full extent permitted by law.

         8. INDEMNIFICATION. The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the fullest extent authorized or permitted by the General Corporation Law (as now or hereafter in effect), any person (or the estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent authorized or permitted by the General Corporation Law (as now or hereafter in effect), nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may have or hereafter acquire under this Certificate of Incorporation or the Bylaws of the Corporation or under any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or modification of the foregoing by amendment or

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operation of law shall not adversely affect any right of a director, officer or employee of the Corporation existing at the time of such repeal or modification.

         9.       BOARD OF DIRECTORS.

                  A. The initial members of the Board of Directors of the Corporation, who shall serve until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified, shall consist of two directors, and their names and addresses are as follows:

         Name                                Address
----------------------             -------------------------------
Richard E. Francis, Jr.            3401 West End Avenue, Suite 760
                                   Nashville, TN  37203

Clifford G. Adlerz                 3401 West End Avenue, Suite 760
                                   Nashville, TN  37203

                  B. The Board of Directors shall consist of such number of members not less than one (1) nor more than eleven (11), the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors. At such time as the Corporation shall have three (3) or more directors, the Board of Directors shall be divided into three (3) classes (the "Classified Directors") with the first class ("Class I"), the second class ("Class II") and the third class ("Class III") to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 2003 annual meeting of stockholders, the term of the Class II directors shall expire at the 2004 annual meeting of stockholders, and the term of office of the Class III directors shall expire at the 2005 annual meeting of the stockholders, with each director to hold office until his or her successor shall be duly elected and qualified. At each annual meeting of stockholders, the Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election. Any vacancy arising for any reason and any newly created directorships resulting from any increase in the authorized number of directors shall be filled by vote of the remaining directors then in office, although less than a quorum, or by the sole remaining director, and such director shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall have been elected and qualified.

                  C. Any director or the entire Board of Directors may be removed but only for cause and only by the holders of a majority of the shares then entitled to vote at an election of directors. For purposes of removal of a director of the Corporation, "cause" shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within ten (10) days after the delivery of such notice. As used in this Certificate of Incorporation, "Affiliate" has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

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                  D.       The stockholders shall have no right to cumulate
their votes in the election of directors.

         10. MEETINGS OF THE STOCKHOLDERS. Meetings of the stockholders may be held within or outside the State of Delaware as the Bylaws may provide. A special meeting of the stockholders may be called, and business to be considered at any such meeting may be proposed, at any time by a majority of the members of the Board of Directors or the holders of at least ten percent (10%) of all the votes to be cast on any issue proposed to be considered at the proposed special meeting. No action required to be taken or that may be taken at any meeting of the holders of Common Stock may be taken without a meeting, and the power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied.

         11. AMENDMENT OF BYLAWS. All of the power of the Corporation, insofar as it may be lawfully vested by this Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors. The affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding shares of the Corporation then entitled to vote, voting together as a single class, shall be required to repeal or amend any provision of the Bylaws of the Corporation; provided, however, that the Board of Directors may repeal or amend any provision of the Bylaws of the Corporation unless (i) the General Corporation Law reserves this power exclusively to the stockholders or (ii) the stockholders, in amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that particular Bylaw.

         12. AMENDMENT OF CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing or anything contained in this Certificate of Incorporation to the contrary, (i) no amendment, modification or waiver shall be binding or effective with respect to Sections 10 or 11 or this Section 12 without the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class and (ii) no such action under this Section 12 shall change (A) the redemption, conversion, voting or other rights of any class or series of Preferred Stock without the affirmative vote of the holders of a majority of each such class or series of Preferred Stock then outstanding or (B) the percentage required to approve any amendment, modification or waiver described herein, without the affirmative vote of the holders of that percentage of the class or series of capital stock then required to approve such amendment, modification or waiver.

         13. INCORPORATOR. The name of the incorporator is James H. Nixon III and his address is 511 Union Street, Suite 2100, Nashville, Tennessee 37219.

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         IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 12th day of September, 2002 and acknowledge the same to be my act and deed and the facts stated herein to be true.

                                        /s/  James H. Nixon III
                                       -------------------------------------
                                       James H. Nixon III

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